UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Rio Tinto plc (Exact name of registrant as specified in its charter)	Rio Tinto Limited ABN 96 004 458 404 (Exact name of registrant as specified in its charter)
England and Wales (State or other jurisdiction of incorporation or organization)	None (I.R.S. Employer Identification No.)	Australia (State or other jurisdiction of incorporation or organization)	None (I.R.S. Employer Identification No.)
6 St. James’s Square London SW1Y 4AD United Kingdom (Address of principal executive offices)	Level 43, 120 Collins Street Melbourne, Victoria 3000 Australia (Address of principal executive offices)
Rio Tinto plc Equity Incentive Plan 2018 (Full title of plans)	Rio Tinto Limited Equity Incentive Plan 2018 (Full title of plans)
Cheree Finan
Corporate Secretary
Rio Tinto Services Inc.
80 State Street
Albany, New York, 12207-2543
(Name and address of agent for service)
(801) 204-2000
(Telephone number, including area code, of agent for service)

Copies to:

Michael Z. Bienenfeld Igor Rogovoy Linklaters LLP One Silk Street London EC2Y 8HQ +44 20 7456 2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933 (the “Securities Act”).

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EXPLANATORY NOTE
This registration statement on Form S-8 (“Registration Statement”) is being filed pursuant to General Instruction E to Form S-8 for the purpose of registering: (i) an aggregate of 1,130,000 additional ordinary shares, nominal value 10 pence per share, in the capital of Rio Tinto plc (the “plc Shares”) under the Rio Tinto plc Equity Incentive Plan 2018 (the “2018 plc Plan”) and (ii) an aggregate of 25,000 additional shares in the capital of Rio Tinto Limited (the “Limited Shares”) under the Rio Tinto Limited Equity Incentive Plan 2018, (the “2018 Limited Plan”).
These additional plc Shares and Limited Shares are additional securities of the same class as other securities for which a registration statement on Form S-8 (File No. 333-224907) was filed with the Securities and Exchange Commission (the “Commission”) on May 14, 2018 (the “Prior S-8 Registration Statement”), and were not previously registered under the Prior S-8 Registration Statement. Pursuant to General Instruction E to Form S-8, the contents of the Prior S-8 Registration Statement are incorporated by reference into this Registration Statement, except as otherwise set forth herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents By Reference.
We incorporate by reference into this registration statement:
(a)Annual Report on Form 20-F of Rio Tinto plc and Rio Tinto Limited for the year ended 31 December 2024.
(b)All other reports filed by Rio Tinto plc and Rio Tinto Limited pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since 31 December 2024 (other than the portions of those reports not deemed to be filed).
(c)The description of (i) Rio Tinto plc’s ordinary shares, nominal value 10 pence per share and (ii) Rio Tinto Limited’s shares, each contained in the Annual Report on Form 20-F of Rio Tinto plc and Rio Tinto Limited for the year ended 31 December 2024 under the section entitled “Shareholder Information.”
All documents subsequently filed by either Rio Tinto plc or Rio Tinto Limited pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities hereby registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be part hereof from the date of filing such documents.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such previous statement. Any such statement so modified or superseded will not be deemed to constitute a part of this registration statement, except as so modified or superseded.

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Item 8.    Exhibits.

Exhibit No.	Exhibit Description
4.1
Articles of Association of Rio Tinto plc (adopted by special resolution passed on 20 April 2009 and amended on 1 October 2009 and 8 April 2020) (incorporated by reference to Exhibit 1.1 of Rio Tinto plc’s Annual Report on Form 20-F for the fiscal year ended 31 December 2020, File No. 1-10533)

4.2
Constitution of Rio Tinto Limited (ACN 004 458 404) (as adopted by special resolution passed on 24 May 2000 and amended by special resolution on 18 April 2002, 29 April 2005, 27 April 2007, 24 April 2008, 20 April 2009, 7 May 2020 and 2 May 2024) (incorporated by reference to Exhibit 1.2 of Rio Tinto plc’s Annual Report on Form 20-F for the fiscal year ended 31 December 2024, File No. 001-10533)

4.3
Rules of the Rio Tinto plc Equity Incentive Plan 2018, approved on 11 April 2018 and amended on 12 February 2019, 4 March 2021, 28 June 2021, 19 October 2023 and 8 May 2024 (incorporated by reference to Exhibit 4.1 of Rio Tinto plc’s Annual Report on Form 20-F for the fiscal year ended 31 December 2024, File No. 001-10533) filed on February 20, 2024

4.4
Rules of the Rio Tinto Limited Equity Incentive Plan 2018, approved on 2 May 2018 and amended on 12 February 2019, 4 March 2021, 28 June 2021, 19 October 2023 and 8 May 2024 (incorporated by reference to Exhibit 4.2 of Rio Tinto Limited’s Annual Report on Form 20-F for the fiscal year ended 31 December 2024, File No. 001-34121) filed on February 20, 2024

5.1*	Opinion of counsel of Rio Tinto plc, as to the validity of newly issued shares
5.2*	Opinion of counsel of Rio Tinto Limited, as to the validity of newly issued shares
23.1*	Consent of KPMG LLP and KPMG, independent registered public accounting firms
23.2*	Consent of counsel of Rio Tinto plc (included in Exhibit 5.1)
23.3*	Consent of counsel of Rio Tinto Limited (included in Exhibit 5.2)
24.1*	Power of Attorney (included on the signature page of this registration statement)
107*	Filing Fee Table

*Filed herewith

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of London, United Kingdom, on 7 March 2025.

Rio Tinto plc (Registrant)	Rio Tinto Limited (Registrant)
/s/ Andy Hodges Andy Hodges Group Company Secretary (Signature and Title)	/s/ Tim Paine Tim Paine Company Secretary (Signature and Title)

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POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below severally constitutes and appoints each Director listed below (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933 (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of the Securities and any securities or Blue Sky law of any of the states of the United States of America in order to effect the registration or qualification (or exemption therefrom) of the said securities for issue, offer, sale or trade under the Blue Sky or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her capacity as an Officer, Director or Authorized Representative in the United States of America or in any other capacity with respect to this registration statement and any registration statement in respect of the Securities that is to be effective upon filing pursuant to Rule 462(b) (collectively, the “Registration Statement”) and/or such other form or forms as may be appropriate to be filed with the Commission or under or in connection with any Blue Sky laws or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the Securities, and with respect to any and all amendments, including post-effective amendments, to this Registration Statement and to any and all instruments and documents filed as part of or in connection with this Registration Statement.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

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Signature	Title	Date
/s/ Dominic Barton	Chairman	7 March 2025
Dominic Barton
/s/ Jakob Stausholm	Director and Chief Executive	7 March 2025
Jakob Stausholm
/s/ Peter Cunningham	Director and Chief Financial Officer	7 March 2025
Peter Cunningham
/s/ Dean Dalla Valle	Non Executive Director	7 March 2025
Dean Dalla Valle
/s/ Simon Henry	Non Executive Director	7 March 2025
Simon Henry
/s/ Kaisa Hietala	Non Executive Director	7 March 2025
Kaisa Hietala
/s/ Sam Laidlaw	Non Executive Director	7 March 2025
Sam Laidlaw
/s/ Susan Lloyd-Hurwitz	Non Executive Director	7 March 2025
Susan Lloyd-Hurwitz
/s/ Jennifer Nason	Non Executive Director	7 March 2025
Jennifer Nason
/s/ Ngaire Woods	Non Executive Director	7 March 2025
Ngaire Woods
/s/ Joc O’Rourke	Non Executive Director	7 March 2025
Joc O’Rourke
/s/ Sharon Thorne	Non Executive Director	7 March 2025
Sharon Thorne
/s/ Martina Merz	Non Executive Director	7 March 2025
Martina Merz
/s/ Ben Wyatt	Non Executive Director	7 March 2025
Ben Wyatt

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SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed the registration statement on 7 March 2025 in the capacity of the duly authorized representative of Rio Tinto plc in the United States.
RIO TINTO PLC.
By:    /s/ Cheree Finan
Name:    Cheree Finan
Title:    Authorized Representative

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed the registration statement on 7 March 2025 in the capacity of the duly authorized representative of Rio Tinto Limited in the United States.
RIO TINTO LIMITED
By:    /s/ Cheree Finan
Name:    Cheree Finan
Title:    Authorized Representative

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